UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015 (June 5, 2015)
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Commission File Number 001-08198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(I.R.S. Employer Identification No.)
26525 North Riverwoods Boulevard, Suite 100, Mettawa, Illinois	60045
(Address of principal executive offices)	(Zip Code)

(224) 880-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HSBC Finance Corporation

Item 2.05. Costs Associated with Exit or Disposal Activities.
See Item 2.06 below.

Item 2.06. Material Impairments.
As discussed in prior filings, since 2007 HSBC Finance Corporation (the "Company") has been engaged in an on-going evaluation of its operations as it seeks to optimize its risk profile and cost structure as well as its liquidity, capital and funding requirements. As part of this on-going evaluation, on June 5, 2015, the Company's Board of Directors approved management's recommendation to transfer substantially all of the Company's first lien real estate secured receivables held for investment which have been either re-aged, modified or subject to a bankruptcy filing since 2007, along with any second lien balances associated with these loans with an aggregate carrying value of approximately $10 billion at April 30, 2015, to receivables held for sale as the Company no longer has the intent to hold these receivables. Upon transferring these receivables to held for sale, the Company anticipates that it will record a lower of amortized cost or fair value adjustment of approximately $250 million in the second quarter of 2015 to reduce the carrying value of these receivables to fair value where amortized cost exceeds fair value. These receivables are currently in run-off and while the Company expects that these receivables will be sold in multiple transactions through 2017, thereby accelerating its run-off strategy, the actual time to complete these sales and ultimate earnings impact depend on many factors, including future market conditions.
The Company expects to incur pre-tax costs in connection with the disposal of these receivables through 2017 as set forth in the table below in the aggregate of approximately $195 million ($125 million after-tax), substantially all of which will result in future cash expenditure. There can be no assurance, however, as to the precise timing or amounts of these expenditures.

Total Costs	(in millions)

Collateral and loan review	$70
Sales costs	64
Severance and other employee benefits	48
Other	13
Total	$195
The Company currently anticipates that approximately $65 million ($42 million after-tax) of the costs in the table above will be incurred in 2015, including $22 million ($14 million after-tax) which will be recorded in the second quarter for severance costs, all of which will result in future cash expenditure.
All of the above costs are best estimates prepared under U.S. generally accepted accounting principles and are subject to change. These estimates, as well as other statements contained herein, constitute “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future and statements that are not historical facts and represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements.

HSBC Finance Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    June 9, 2015

HSBC FINANCE CORPORATION

By:	/s/ MICHAEL A. REEVES
Michael A. Reeves
Executive Vice President and
Chief Financial Officer

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